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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


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                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

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                              AMERICAN MEDIA, INC.
             (Exact name of registrant as specified in its charter)

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         DELAWARE                                          65-0203383
-------------------------------                         ------------------
(State or other jurisdiction of                         (I.R.S. Employer
incorporation or organization)                         Identification No.)

                              600 EAST COAST AVENUE
                             LANTANA, FLORIDA 33464
                                 (561) 540-1000
          (Address, including zip code, and telephone number, including area code, of registrant's principal executive office)


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                              AMERICAN MEDIA, INC.
                     AMENDED AND RESTATED STOCK OPTION PLAN

                              (Full Title of Plan)



                                PETER J. CALLAHAN
                       CHAIRMAN OF THE BOARD OF DIRECTORS,
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                              AMERICAN MEDIA, INC.
                              600 EAST COAST AVENUE
                             LANTANA, FLORIDA 33464
                                 (561) 540-1000
       (Name, address including zip code, and telephone number, including area code, of agent for service)

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                                   Copies to:

                             DENISE A. GORDON, ESQ.
                            STEEL HECTOR & DAVIS LLP
                              777 S. FLAGLER DRIVE
                         WEST PALM BEACH, FLORIDA 33401
                                 (561) 650-7273

                                   ----------

                         CALCULATION OF REGISTRATION FEE


================================================================================================================
                                                 PROPOSED               PROPOSED
TITLE OF EACH                AMOUNT              MAXIMUM                 MAXIMUM                 AMOUNT OF
CLASS OF SECURITIES          TO BE            OFFERING PRICE            AGGREGATE              REGISTRATION
TO BE REGISTERED           REGISTERED           PER UNIT(1)           OFFERING PRICE(1)             FEE
-----------------------------------------------------------------------------------------------------------------
Class A Common Stock       1,000,000 (2)        $ 8.84375              $ 8,843,750               $ 2,679.92
$.01 par  value
---------------------------------------------------------------------------------------------------------------


(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h)(1) promulgated under the Securities Act of 1933, as amended (the "Securities Act"), based upon the average of the high and low sale prices of such Common Stock reported on August 18, 1997 on the New York Stock Exchange.

(2) This Registration Statement also relates to such indeterminate number of additional shares of Common Stock of the Registrant which may be necessary to adjust the number of shares reserved for issuance pursuant to the Stock Option Plan as a result of stock splits, stock dividends, recapitalizations, mergers, reorganizations, combinations or exchange of shares or other similar events pursuant to Rule 416(a) promulgated under the Securities Act.

PURSUANT TO RULE 429 PROMULGATED UNDER THE SECURITIES ACT, THE PROSPECTUS RELATING TO THIS REGISTRATION STATEMENT WILL BE USED AS A COMBINED PROSPECTUS IN CONNECTION WITH THIS REGISTRATION STATEMENT AND THE 510,800 SHARES REMAINING UNDER REGISTRATION STATEMENT NO. 33-44803 FILED ON DECEMBER 26, 1991.

THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE AUTOMATICALLY UPON FILING WITH THE SEC IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT , AND RULES 456 AND 462 PROMULGATED THEREUNDER.


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THIS REGISTRATION STATEMENT IS FILED PURSUANT TO GENERAL INSTRUCTION E TO
FORM S-8.

                                     PART II

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed or to be filed by American Media, Inc. (the "Registrant") with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

         1. The Registrant's Form S-8, Registration No. 33-44803, filed on December 26, 1991, except for Exhibits 4.4, 4.5, 4.6 and 4.7 which are no longer in effect.

         2. The Registrant's Annual Report on Form 10-K (Commission File No. 1-10784) for the fiscal year ended March 31, 1997.

         3. The Registrant's Quarterly Report on Form 10-Q (Commission File No. 1- 10784) for the quarter ended June 30, 1997.

         4. All other reports filed by the Registrant pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year covered by the report referred to in (3) above.

         All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

         Any statement contained in this Registration Statement, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement, to the extent that a statement contained herein or in any other subsequently filed document which is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Registrant has included provisions in its Restated Certificate of Incorporation (the "Certificate") that eliminate the personal liability of its directors for monetary damages resulting from breaches of their fiduciary duties, provided that such provisions do not eliminate liability for breaches of the duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, and any transaction from which the director derived an improper personal benefit. The Certificate and the Registrant's Amended and Restated By-Laws also indemnify the Registrant's directors and officers, including former directors and officers, to the fullest extent permitted by, and in accordance with, the laws of the State of Delaware.


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         Section 145 of the General Corporation Law of the State of Delaware
("Delaware Law") grants a corporation the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that the person is or was a director or officer of the corporation against expenses reasonably incurred in connection with the defense or settlement (including attorneys' fees). The corporation is entitled to indemnify a director or officer whether or not the action or suit (or proceeding, in the case of a direct action against the director or officer) was by or in the right of the corporation (I.E., a derivative action), provided that the director or officer acted in good faith and in the best interests of the corporation. Section 145 also provides for advancement of legal expenses to a director or officer defending an action, suit or proceeding upon receipt of an undertaking by the director or officer to repay such amount if it is ultimately determined that the director or officer is not entitled to such indemnification under the terms of Section 145. The Certificate (i) requires that the Registrant pay the expenses of a director incurred in defending a civil or criminal action;
(ii) makes discretionary the payment of such expenses on behalf of an officer; and (iii) requires that the indemnified person undertake to repay such amount if it is ultimately determined that the person is not entitled to indemnification.

         In addition, provisions in the Certificate exclude indemnification for violations under Section 174 of the Delaware Law. Section 174 provides that in case of willful or negligent violation of the provisions of Sections 160 and 173 of the Delaware Law, which prohibit the payment of unlawful dividends and unlawful stock purchases or stock redemptions, respectively, the directors under whose administration the violations occurred shall be jointly and severally liable to the corporation and to its creditors for the full amount unlawfully paid out. Section 174 further provides that the liability of directors extends for six years after paying such unlawful dividend or after such unlawful stock purchase or redemption. Pursuant to Section 174, a director who is absent when the unlawful acts were committed is not held liable, however, if he caused his dissent to be entered on the minute books of the corporation in a timely fashion, and a director is entitled to contribution from his fellow directors who voted for or concurred in the unlawful dividend, stock purchase or redemption.

         The Registrant carries insurance permitted by the laws of the State of Delaware on behalf of directors, officers, employees or agents which may cover liabilities under the Securities Act. The Registrant, however, has been informed that, in the opinion of the Commission, such indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 8.  EXHIBITS.

         4.1 Amendment of Certificate of Incorporation of Registrant dated November 1, 1994 changing its name to American Media, Inc. from Enquirer/Star Group, Inc. (incorporated by reference from Registrant's Annual Report on Form 10-K for the year ended March 27, 1995, filed as Exhibit 3.3, Commission File No. 1-10784).


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         4.2      Amended and Restated By-Laws of Registrant dated May 20, 1993
                  (incorporated by reference from Registrant's Annual Report on Form 10-K for the year ended March 29, 1993, filed as Exhibit 3.3, Commission File No. 1-10784).

         5        Opinion of Steel Hector & Davis LLP.

         23.1     Consent of Arthur Andersen LLP.

         23.2 Consent of Steel Hector & Davis LLP (included in Exhibit 5 to this Registration Statement).

         24 Power of Attorney (included on signature pages of this Registration Statement).


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                                POWER OF ATTORNEY

         Each director and/or officer of the Registrant whose signature appears below hereby appoints Harvey Blicksilver, Richard W. Pickert and Maynard Rabinowitz, and each of them severally, as his attorney-in-fact to sign in his name and on his behalf in any and all capacities stated below and to file with the Securities and Exchange Commission any and all amendments, including post-effective amendments, to this Registration Statement, and the Registrant hereby also appoints Harvey Blicksilver, Richard W. Pickert and Maynard Rabinowitz, and each of them severally, as its attorney-in-fact with like authority to sign and file any such amendments in its name and behalf.


                                   SIGNATURES

         THE REGISTRANT. Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Lantana, State of Florida, on this 13th day of August, 1997.

                                        AMERICAN MEDIA, INC.



                                        By:/s/ PETER J. CALLAHAN
                                           ------------------------------------
                                           Peter J. Callahan
                                           Chairman of the Board, President and
                                           Chief Executive Officer



         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

     SIGNATURE                                               TITLE                                   DATE
     ---------                                               -----                                   ----

/s/ Peter J. Callahan                                Chairman of the Board,                      August 13, 1997
------------------------------                       President, Chief Executive
Peter J. Callahan                                    Officer and Director
                                                     (Principal Executive Officer)

/s/ Richard W. Pickert                               Senior Vice President and
------------------------------                       Chief Financial Officer
Richard W. Pickert                                   (Principal Financial Officer)


/s/ Peter A. Nelson                                  Vice President, Controller and
------------------------------                       Chief Accounting Officer
Peter A. Nelson                                      (Principal Accounting Officer)


/s/ Barry Baker                                      Director
------------------------------
Barry Baker


/s/ Anthony J. Bolland                               Director
------------------------------
Anthony J. Bolland


/s/ Michael J. Boylan                                Director
------------------------------
Michael J. Boylan


/s/ Iain Calder                                      Director
------------------------------
Iain Calder


/s/ Roy F. Coppedge III                              Director
------------------------------
Roy F. Coppedge III


/s/ Steven B. Dodge                                  Director
------------------------------
Steven B. Dodge


/s/ Gerald S. Hobbs                                  Director
------------------------------
Gerald S. Hobbs


/s/ Maynard Rabinowitz                               Director
------------------------------
Maynard Rabinowitz


/s/ Gerry M. Ritterman                               Director
------------------------------
Gerry M. Ritterman


/s/ Roger Wood                                       Director
------------------------------
Roger Wood




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                                  EXHIBIT INDEX

EXHIBIT
  NO.

4.1 Amendment of Certificate of Incorporation of Registrant dated November 1, 1994 changing its name to American Media, Inc. from Enquirer/Star Group, Inc. (incorporated by reference from Registrant's Annual Report on Form 10-K for the year ended March 27, 1995, filed as Exhibit 3.3, File No. 1-10784).

4.2 Amended and Restated By-Laws of Registrant dated May 20, 1993 (incorporated by reference from Registrant's Annual Report on Form 10-K for the year ended March 29, 1993, filed as Exhibit 3.3, File No. 1-10784).

5        Opinion of Steel Hector & Davis LLP.

23.1     Consent of Arthur Andersen LLP.

23.2 Consent of Steel Hector & Davis LLP (included in Exhibit 5 to this Registration Statement).

24       Power of Attorney (included on signature pages of this Registration
         Statement).